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                                                                      EXHIBIT 21


                                LIST OF SUBSIDIARIES


                NAME                            JURISDICTION
                ----                            ------------

AO PeterStar Company Limited                    Russia
Baltic Communications Limited                   Russia
JSC ALTEL                                       Kazakhstan
NWE Capital (Cyprus) Ltd.                       Cyprus
Technocom Limited                               Ireland
Teleport-TP                                     Russia
Wireless Technology Corporations Limited        British Virgin Islands